UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2008

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive McLean, Virginia 22102 (Address of principal executive offices) (Zip Code)

(703) 273-7500 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 9, 2008, Sunrise Senior Living, Inc. (the “Company”) and John F. Gaul, the Company’s General Counsel, entered into a Separation Agreement and General Release (the “Separation Agreement”) memorializing the terms of Mr. Gaul’s previously-reported departure pursuant to his participation in the Company’s voluntary separation program. Pursuant to the Separation Agreement, Mr. Gaul’s employment with the Company will terminate effective February 27, 2009. Provided that, prior to February 27, 2009, Mr. Gaul’s employment is not involuntarily terminated by the Company for gross misconduct or voluntarily terminated by Mr. Gaul, and subject to Mr. Gaul’s execution of a waiver and release of claims against the Company, Mr. Gaul will be entitled to receive the following benefits upon his departure: (a) a lump sum severance amount equal to two years base salary and target bonus (based on his 2008 base salary of $375,000 and target bonus of 75% of base salary); (b) two years of continued health insurance coverage pursuant to the Company’s benefit plans, (c) executive outplacement services for up to one year; (d) accelerated vesting of any unvested stock options, restricted stock and other long-term compensation awards, to the extent not vested or subject to any restrictions on ownership by the time of Mr. Gaul’s departure; (e) accelerated vesting of Mr. Gaul’s interest in the Company’s Long-Term Incentive Cash Bonus Plan relating to its UK and Germany ventures (the “LTIC Bonus Plan”); and (f) a lump sum payment in respect of Mr. Gaul’s accrued vacation. As of the date hereof, Mr. Gaul held 25,000 stock options and 35,058 restricted stock awards, unvested or subject to restrictions on ownership. The estimated future payout to Mr. Gaul with respect to his 4% interest in the LTIC Bonus Plan, which interest is expected to be approximately 20% vested as of immediately prior to his departure, is approximately $1.8 million.

     Mr. Gaul agreed to duties of confidentiality and non-disparagement, as well as a covenant not to solicit employees of the Company for one year following his departure. The Separation Agreement included Mr. Gaul's waiver and release of claims against the Company, and provides that Mr. Gaul will execute another waiver and release following his departure.

     The foregoing description of the Separation Agreement revises and supersedes the description included in the Current Report on Form 8-K filed by the Company on September 22, 2008 and the Company’s Definitive Proxy Statement dated October 20, 2008, and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits.

10.1 Separation Agreement and General Release between the Company and John F. Gaul, dated December 9, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: December 15, 2008	By: /s/ Mark Ordan
Name: Mark Ordan
Title: Chief Executive Officer

Exhibit Index

10.1	Separation Agreement and General Release between the Company and John F. Gaul, dated December 9, 2008